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                                                                   EXHIBIT 21.0


                        INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2000

        SUBSIDIARY NAME                                   STATE OF ORGANIZATION
        ---------------                                   ---------------------

ChemFree Corporation                                              Georgia
PsyCare America, LLC dba Rapha or Rapha Treatment Centers         Georgia
QS Technologies, Inc.                                             Georgia
Quadram Corporation                                               Georgia